EXHIBIT 1
                                                                       ---------

                                                               EXECUTION VERSION



                            SHARE FORWARD TRANSACTION

                                                January 25, 2008

Baldwin Enterprises, Inc.
c/o Leucadia National Corporation
315 Park Avenue South
New York, NY 10010
Attn:  Thomas E. Mara

Dear Sir or Madam:

      The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the Transaction entered into between Ramius Capital Group, L.L.C. and its affiliates ("PARTY A") and Baldwin Enterprises, Inc., a Colorado corporation ("PARTY B"), on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

      The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern. This Transaction shall be deemed to be a "Share Forward Transaction" for purposes of the Equity Definitions.

1. This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates and shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law, the election of Market Quotation and Second Method and U.S. Dollars as the Termination Currency) on the Trade Date. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

      Trade Date:                   January 23, 2008

      Seller:                       Party A

      Buyer:                        Party B

      Shares: Common Stock, par value $0.01 per share, of AmeriCredit Corp. (Ticker: "ACF")

      Number of Shares:             975,000

      Forward Price:                USD11.5864 per Share

      Prepayment:                   Applicable

      Prepayment Amount:            USD5,648,370




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Baldwin Enterprises, Inc.
January 25, 2008


      Prepayment Date:              Three Business Days following the Trade Date

      Exchange:                     NYSE

      Related Exchange(s):          All Exchanges

SETTLEMENT TERMS:

      Physical Settlement:          Applicable; provided that in lieu of the
                                    provisions set forth in Section 9.2(a) of the Equity Definitions, on the Settlement
                                    Date, Buyer will pay to Seller an amount equal to (x) the Forward Price multiplied by the Number of Shares minus (y) the Prepayment Amount, and Seller will deliver to Buyer the Number of Shares to be Delivered

      Settlement Date:              February 15, 2008 or earlier upon
                                    termination of all applicable waiting
                                    periods under the Hart-Scott-Rodino
                                    Antitrust Improvements Act of 1976, as
                                    amended

      Settlement Currency:          USD

      Settlement Method Election:   Not Applicable

SHARE ADJUSTMENTS:

      Method of Adjustment:         Calculation Agent Adjustment

EXTRAORDINARY EVENTS:

      Consequences of Merger
      Events:                       Not Applicable

      Tender Offer:                 Not Applicable

      Composition of Combined
      Consideration:                Not Applicable

      Nationalization, Insolvency
      or Delisting:                 Not Applicable

ADDITIONAL REPRESENTATIONS, AGREEMENTS AND ACKNOWLEDGEMENTS:

      Non-Reliance:                 Applicable

      Agreements and Acknowledgments
      Regarding Hedging
      Activities:                   Applicable. For the avoidance of doubt, (x)
                                    in no event shall Party A deliver, transfer, assign or otherwise convey any Shares or other Hedge Positions (if any) held by it, or beneficial interest(s) in such Shares or other Hedge Positions (if any), to Party B hereunder prior to the Physical Settlement of this Transaction on the Settlement Date,
                                    (y) the parties agree that Party B will not have any voting rights with respect to any such Shares or other Hedge Positions (if


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Baldwin Enterprises, Inc.
January 25, 2008


                                    any) held by Party A prior to the Physical
                                    Settlement of this Transaction on the
                                    Settlement Date, and (z) neither Party A nor any affiliate of Party A shall be obligated to purchase, sell, enter into or maintain any Hedge Positions.

      Additional Acknowledgments:   Applicable

      Eligible Contract
      Participant:                  Each party represents to the other party
                                    that it is an "eligible contract
                                    participant" as defined in the U.S.
                                    Commodity Exchange Act (as amended)

3.    CALCULATION AGENT:            Party A; provided that all calculations and
                                    determinations made by the Calculation Agent are subject to review and concurrence by the other party. If Party A and Party B disagree with respect to any calculation or determination, Party A and Party B will each appoint an independent Reference
                                    Market-maker, and such two Reference
                                    Market-makers will jointly appoint a third
                                    Reference Market-maker. Such three Reference
                                    Market-makers will jointly make such
                                    calculation or determination (acting as
                                    experts and not as arbitrators), whose
                                    calculation or determination will be binding and conclusive absent manifest error. In addition, if at any time an Event of Default has occurred and is continuing with respect to Party A and an Event of Default has not occurred and is not continuing with respect to Party B, Party B will act as Calculation
                                    Agent or will appoint a third party to act as Calculation Agent, subject to the foregoing proviso and provisions.

4.    NOTICE AND ACCOUNT DETAILS:

            Address for Notices
            to Party A:             Ramius Capital Group, L.L.C.
                                    666 Third Avenue
                                    26th Floor
                                    New York, NY 10017
                                    Attention: Owen Littman
                                    Tel: 212-201-4841
                                    Fax: 212-845-7995

            Account for payments
            to Party A:             To be provided

            Address for Notices
            to Party B:             Baldwin Enterprises, Inc.
                                    c/o Leucadia National Corporation
                                    315 Park Avenue South
                                    New York, NY 10010
                                    Attention: Thomas E. Mara
                                    Tel.: 212-460-1981
                                    Fax:  212-598-3215

            Account for delivery
            of Shares to Party B:   To be provided

6.    OFFICES:

            (a)   The Office of Party A for this Transaction is: Not Applicable;
                  and
            (b)   The Office of Party B for this Transaction is: Not Applicable.

7. TRANSFER. Neither party may transfer any of its rights or obligations under this Transaction without the prior written consent of the non-transferring party; provided that such consent will not be unreasonably withheld or delayed.

8. TAX DISCLOSURE. Party B and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Party B relating to such tax treatment and tax structure.

9. GOVERNING LAW AND WAIVER OF JURY TRIAL: This Confirmation will be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine that would result in application of the laws of another jurisdiction. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction.

      Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at the address provided above.

                                    Yours sincerely,

                                    RAMIUS CAPITAL GROUP, L.L.C.



                                    By:  /s/  Marran H. Ogilvie
                                       -----------------------------------
                                       Name:   Marran H. Ogilvie
                                       Title:  Authorized Signatory

Confirmed as of the date first above written:

BALDWIN ENTERPRISES, INC.



By:  /s/  Joseph A. Orlando
    ----------------------------
    Name:  Joseph A. Orlando
    Title: Authorized Signatory












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